UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 28, 2017

PARAGON COMMERCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	001-37802	56-2278662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Glenwood Avenue Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (919) 788-7770

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☑

Item 5.07    Submission of Matters to a Vote of Security Holders.

On November 28, 2017, Paragon Commercial Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Two proposals were submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the Board of Directors’ nominees were approved and elected to serve on the Company’s Board of Directors. Proposal 2 was approved by the shareholders entitled to vote at the Annual Meeting. Proposals 1 and 2 are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting, as filed with the Securities and Exchange Commission on October 20, 2017.

The voting results were as follows:

Proposal 1: Proposal to elect two members of the Board of Directors, each for a term of office of three years or until his successor is duly elected and qualified.

Directors Elected	Votes For	Votes Withheld	Broker Non-Votes

Robert C. Hatley	2,663,540	92,248	--
Howard Jung	2,364,517	372,771	--

Proposal 2: Proposal to ratify the appointment of Elliott Davis, PLLC as the Company’s independent auditors for 2017.

For	Against	Abstain	Broker Non-Votes

2,793,290	1,002	19,750	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON COMMERCIAL CORPORATION

Date: December 4, 2017	By:	/s/ Steven E. Crouse
Steven E. Crouse
Executive Vice President and Chief Financial Officer

3